UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2011 (September 21, 2011)

     LIZ CLAIBORNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 354-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 21, 2011, Liz Claiborne, Inc. (the “Company”) executed a Third Amendment and Consent (the “Third Amendment”) to its Second Amended and Restated Credit Agreement, dated as of May 6, 2010, among the Company, the guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and US Collateral Agent, J.P. Morgan Europe Limited, as European Administrative Agent and European Collateral Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and Canadian Collateral Agent, Bank of America, N.A., as Syndication Agent, and Wells Fargo Capital Finance, LLC, SunTrust Bank and General Electric Capital Corporation, as Documentation Agents (as amended prior to the Third Amendment, the “Credit Agreement”).

Pursuant to the Third Amendment, the required lenders consented to the consummation of the transactions (the “Mexx Transactions”) contemplated by (i) the Asset Purchase Agreement dated as of September 1, 2011, among Gores Malibu Holdings (Luxembourg) S.à.r.l. and 3256890 Nova Scotia Limited, as the buyers, and the Company and Liz Claiborne Canada Inc., as the sellers, and (ii) the Merger Agreement dated as of September 1, 2011 among Gores Malibu Holdings (Luxembourg) S.à.r.l. and EuCo B.V., as the buyers, and the Company and Liz Claiborne Foreign Holdings, Inc., as the sellers, and other associated transactions.  The Third Amendment also contains the necessary waivers and releases of security to complete the Mexx Transactions.

The Third Amendment provides that all outstanding obligations under the $40.0 million Canadian Sublimit (as defined in the Credit Agreement) and the $100.0 million European Sublimit (as defined in the Credit Agreement) will be repaid (and the European Sublimit will be eliminated) on the closing date of the Mexx Transactions.  The overall borrowing limit, the Canadian Sublimit and the borrowing base calculations will otherwise remain unchanged.  As of September 3, 2011, $36.5 million and $50.8 million of obligations were outstanding under the Canadian and European Sublimits, respectively.  Any remaining net proceeds from the Mexx Transactions will be used to temporarily repay other outstanding amounts under the Credit Agreement.

The effectiveness of the Third Amendment is subject to various conditions precedent, including the consummation of the Mexx Transactions.

The description above is a summary of the Third Amendment and is qualified in its entirety by the complete text of the Third Amendment itself.  The Company intends to file the Third Amendment as an exhibit to its next periodic report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.

Date: September 27, 2011	By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	Senior Vice President – Chief Legal Officer,
General Counsel and Secretary